EXHIBIT 99.1

First Security Group, Inc. Reports First Quarter 2007 Earnings Per Share of $0.16, Up 14.3 Percent

CHATTANOOGA, Tenn., April 26, 2007 (PRIME NEWSWIRE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and east Tennessee and north Georgia, today reported first quarter 2007 net income of $2.84 million, up 14.6 percent from net income of $2.47 million reported for the first quarter of 2006. Earnings per diluted share were $0.16, an increase of 14.3 percent over the $0.14 reported in the 2006 first quarter. Results reflect solid loan growth and growing fee income, partially offset by margin compression.

 * Year over year, loans grew $97.3 million, or 12.7 percent, to
   $863.9 million, led by construction and development (C&D) lending, which accounted for sixty percent of this growth. First quarter loans grew 1.9 percent (7.7 percent annualized), and again C&D loans were the fastest growing sector of the portfolio. C&D loans account for 21.6 percent of First Security's highly diversified loan portfolio.

 * Asset quality continues to be sound. Nonperforming assets modestly improved from year-end 2006 but increased relative to the year-ago quarter. Net charge-offs have been declining quarterly; for the first quarter of 2007, they were 0.10 percent of annualized average loans.

 * Non-interest income grew 20.6 percent over the prior-year first quarter, to $2.9 million; fee income is increasingly diversified through growth of trust and mortgage banking activities.

 * Expenses remain very well controlled; non-interest expense increased marginally compared to the year-ago quarter, by $159,000 or 1.6 percent, to $10.2 million, and the core efficiency ratio was stable at 66.1 percent compared to the year-earlier quarter.

Rodger B. Holley, Chairman, President and CEO of First Security Group, Inc., commented, "We have reason to be pleased with our first quarter performance. Our earnings have increased year-over-year, reflecting the impact of several positive trends in our operations, namely, growing fee income from diverse bank and non-bank activities, a balanced loan portfolio that includes growing commercial and consumer loans, disciplined control of operating expenses, and sound management of our asset quality. We continue to experience the impact of an extremely challenging interest rate environment, yet we improved our net interest margin by two basis points since last quarter. We are consistently and reliably executing our strategy to achieve the results and performance goals we committed to when we became a public company."

Total revenue, comprised of net interest income and non-interest income, was $14.8 million for the first quarter of 2007, an increase of 4.2 percent over the $14.2 million reported for the first quarter of 2006. Net interest income was $11.9 million, a 0.8 percent increase over the prior-year period. Results reflect a 9.3 percent increase in average earning assets to $1.01 billion, offset by a 41 basis point decline in the net interest margin to 4.86 percent.

First Security's income stream is becoming increasingly diversified with non-interest income accounting for a growing percentage of total revenue: 19.8 percent for the first quarter of 2007, compared with 17.2 percent for the prior-year period. Non-interest income for the first quarter of 2007 was $2.9 million, up 20.6 percent over the $2.4 million earned in the first quarter of 2006. Excluding the $139,000 gain on trading assets under FAS 159, non-interest income was $2.8 million, up 14.9 percent from the prior year first quarter. Non-bank revenue, namely, trust fees and gains from the sale of mortgages, was $588,000 this quarter compared with $336,000 for the year-ago quarter, an increase of $252,000, or 75.0 percent.

Operating expenses remain well controlled, with non-interest expense for the first quarter increasing a nominal $159,000, or 1.6 percent, to $10.2 million, compared with $10.0 million incurred in the first quarter of 2006. Salaries and benefits increased $215,000, or 3.8 percent year over year, reflecting the addition of eight FTE employees over the past twelve months, to 369. The core efficiency ratio remained unchanged at 66.1 percent for the first quarter of both years.

First Security efforts to improve asset quality are reflected in the declining level of net charge-offs over the past twelve months. First quarter net charge-offs reduced to $211,000, or 0.10 percent of average loans on an annualized basis, partially as a result of stronger recoveries, compared to $531,000, or 0.28 percent of average loans, reported for the year-ago quarter. Non-performing assets plus delinquencies were $7.9 million, or 0.69 percent of total assets at March 31, 2007, compared with $8.2 million or 0.72 percent of total assets at December 31, 2006, and $5.4 million, or 0.51 percent of total assets for the year-ago period. Loan loss reserves were 1.18 percent of total loans at March 31, 2007.

Total assets were $1.1 billion at March 31, 2007, an increase of $85.5 million, or 8.1 percent, above year-earlier levels. Loans grew $97.3 million, or 12.7 percent, to $863.9 million at March 31, 2007, primarily from growth in the C&D portfolio, which accounted for sixty percent of loan growth year-over-year. While C&D loan growth has been exceptionally strong over the past twelve months, First Security's loan portfolio still remains highly diversified; C&D loans currently account for 21.6 percent of total loans, while commercial real estate and residential real estate account for 21.0 percent and 28.1 percent, respectively. Commercial and industrial loans contribute another 14.5 percent to the total mix, up $16.6 million, or 15.3 percent, year-over-year. First quarter loan growth was 1.9 percent (7.7 percent annualized), and C&D originations and pipeline continue to lead the growth.

At the end of the first quarter, deposits were $926.3 million, up $43.8 million, or 5.0 percent, over the past twelve months, while core deposits (demand, savings, money market and retail time deposits) were $634.6 million, a 1.6 percent increase over the $624.5 million reported for the prior-year period. Core deposits comprised 68.5 percent of total deposits at March 31, 2007 compared with 70.8 percent of deposits at March 31, 2006. First quarter core deposit growth was 0.8 percent (3.1 percent annualized); whereas, total deposits (excluding brokered CDs) increased 1.4 percent (5.7 percent annualized) due to strong growth of in-market certificates of deposit greater than $100,000.

Shareholders' equity at March 31, 2007 was $146.4 million, a twelve-month increase of $8.3 million, or 6.0 percent. First Security's tangible leverage ratio remained strong at quarter-end at 10.3 percent.

Mr. Holley concluded, "We expect that conditions will continue to be challenging for First Security, and for the industry as a whole. However, we will continue to perform in the same consistent, disciplined, and thoughtful manner, and anticipate that our earnings will continue to benefit from the prudent strategies we implement."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Thursday, April 26 at 3:00 PM Eastern Time to discuss first quarter results. The web cast can be accessed live on the Company's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the Company's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 39 full-service banking offices along the interstate corridors of middle and east Tennessee and north Georgia. In Dalton, Georgia, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates six branches under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

Adoption of Accounting Standard No. 159

First Security elected to adopt SFAS No. 157 and SFAS No. 159, pursuant to the early adoption guidance. Upon adoption, First Security selected the fair value option for certain investment securities with a fair value as of March 31, 2007 of approximately $27.2 million, the majority of which had stated yields at or below 4.5 percent. As of the end of 2006, these investments had been included in its "available for sale" portfolio. Effective January 1, 2007, these securities were transferred to First Security's "trading securities" account at their fair market value. Pursuant to the guidance in SFAS No. 159, this transfer resulted in a one-time mark-to-market charge of $481.2 thousand, net of tax, to retained earnings. This one-time charge did not adversely affect stockholders' equity, because the fair value adjustment for these securities had previously been reported in the accumulated other comprehensive loss component of stockholders' equity. Prior to the adoption of these standards, First Security had intended to hold these securities until their scheduled maturities or until there was a recovery in the market prices of these specific investments. First Security reported a pre-tax gain of $139,000 from the trading securities in the first quarter of 2007. Pursuant to the principles of SFAS No. 159, First Security matched its trading securities (short term assets) with its Federal Home Loan Bank (FHLB) overnight borrowings (short term liabilities).

After March 31, 2007, First Security decided to sell its portfolio of trading securities, which had been categorized as such upon the adoption of SFAS No. 159. Upon the sale, First Security recognized a pre-tax loss of approximately $180,000. First Security believes that the adoption of SFAS No. 159, combined with its decision to sell its trading securities portfolio and pay down its FHLB overnight borrowings, will have a beneficial impact on its earnings for the remainder of 2007 and beyond by eliminating a negative interest rate spread between short term assets and short term liabilities. Furthermore, the net effect of the sale of the trading securities de-leveraged a portion of the balance sheet. First Security believes that decreasing the size of the balance sheet will have a positive impact on its asset liability position through selective growth in the current challenging interest rate environment.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 (in thousands, except share data)

                                   March 31,  December 31,   March 31,
                                     2007        2006          2006
                                  (unaudited)               (unaudited)
 ---------------------------------------------------------------------
 ASSETS
 Cash & Due from Banks            $   31,472   $   26,512   $   27,824
 Federal Funds Sold and
  Securities Purchased under
  Agreements to Resell                    --        1,600       16,800
                                  ----------   ----------   ----------
 Cash and Cash Equivalents            31,472       28,112       44,624
                                  ----------   ----------   ----------
 Interest-Bearing Deposits in Bank       189          481        1,696
                                  ----------   ----------   ----------
 Trading Assets                       27,213           --           --
                                  ----------   ----------   ----------
 Securities Available-for-Sale       126,436      153,759      157,425
                                  ----------   ----------   ----------
 Loans Held for Sale                   5,251        7,524        6,177
 Loans                               858,689      840,069      760,445
                                  ----------   ----------   ----------
 Total Loans                         863,940      847,593      766,622
 Less:  Allowance for Loan Losses     10,154        9,970       10,103
                                  ----------   ----------   ----------
                                     853,786      837,623      756,519
                                  ----------   ----------   ----------
 Premises and Equipment, net          35,830       35,835       31,543
                                  ----------   ----------   ----------
 Goodwill                             27,156       27,156       26,965
                                  ----------   ----------   ----------
 Intangible Assets                     3,921        4,185        5,061
                                  ----------   ----------   ----------
 Other Assets                         41,526       42,652       38,176
                                  ----------   ----------   ----------
 TOTAL ASSETS                     $1,147,529   $1,129,803   $1,062,009
                                  ==========   ==========   ==========

 LIABILITIES
 Deposits
  Noninterest-Bearing Demand      $  166,492   $  168,654   $  159,441
  Interest-Bearing Demand             68,649       66,787       79,117
                                  ----------   ----------   ----------
                                     235,141      235,441      238,558
                                  ----------   ----------   ----------
 Savings and Money Market Accounts   135,897      135,784      149,176
                                  ----------   ----------   ----------
 Time Deposits:
 Certificates of Deposit of
  $100 thousand or more              212,536      205,428      171,733
 Certificates of Deposit of less
  than $100 thousand                 263,514      258,456      236,801
 Brokered Certificates of Deposit     79,225       86,892       86,224
                                  ----------   ----------   ----------
                                     555,275      550,776      494,758
                                  ----------   ----------   ----------
 Total Deposits                      926,313      922,001      882,492
 Federal Funds Purchased and
  Securities Sold under
  Agreements to Repurchase            26,991       20,851       19,483
 Security Deposits                     3,704        3,920        4,369
 Other Borrowings                     31,928       24,838        8,147
 Other Liabilities                    12,194       13,405        9,377
                                  ----------   ----------   ----------
 Total Liabilities                 1,001,130      985,015      923,868
                                  ----------   ----------   ----------
 STOCKHOLDERS' EQUITY
  Common stock - $.01 par value
   50,000,000 shares authorized as
   of March 31, 2007, December 31,
   2006 and March 31, 2006;
   17,678,082 issued as of March 31,
   2007; 17,762,278 issued as of
   December 31, 2006; 17,573,707
   issued as of March 31, 2006           123          123          122
  Paid-In Surplus                    123,448      124,293      121,832
  Unallocated ESOP Shares             (4,876)      (5,094)      (1,349)
  Retained Earnings                   27,827       26,337       19,425
  Accumulated Other Comprehensive
   Loss                                 (123)        (871)      (1,889)
                                  ----------   ----------   ----------
 Total Stockholders' Equity          146,399      144,788      138,141
                                  ----------   ----------   ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $1,147,529   $1,129,803   $1,062,009
                                  ==========   ==========   ==========

 First Security Group, Inc. and Subsidiary
 Consolidated Statements of Income
 (in thousands, except per share amounts)
                                                  Three Months Ended
                                                        March 31,
                                                    2007         2006
 ---------------------------------------------------------------------
                                               (unaudited)  (unaudited)
 INTEREST INCOME
  Loans, including fees                           $18,372      $15,619
  Debt securities - taxable                         1,013        1,277
  Debt securities - non-taxable                       410          381
  Trading assets                                      284           --
  Other                                                24          145
                                                  -------      -------
   Total Interest Income                           20,103       17,422
                                                  -------      -------
 INTEREST EXPENSE
  Interest Bearing Demand Deposits                    125          159
  Savings Deposits and Money Market Accounts          771          644
  Certificates of Deposit of $100 thousand
   or more                                          2,629        1,650
  Certificates of Deposit of less than
   $100 thousand                                    3,152        2,200
  Brokered Certificates of Deposit                    982          847
  Other                                               580          157
                                                  -------      -------
   Total Interest Expense                           8,239        5,657
                                                  -------      -------

 NET INTEREST INCOME                               11,864       11,765
  Provision for Loan Losses                           417          543
                                                  -------      -------
 NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                  11,447       11,222
                                                  -------      -------

 NONINTEREST INCOME
  Service Charges on Deposit Accounts               1,140        1,153
  Gain on Trading Assets, net                         139           --
  Other                                             1,658        1,283
                                                  -------      -------
   Total Noninterest Income                         2,937        2,436
                                                  -------      -------
 NONINTEREST EXPENSE
  Salaries and Employee Benefits                    5,822        5,607
  Expense on Premises and Fixed Assets, net of
   rental income                                    1,627        1,665
  Other                                             2,749        2,767
                                                  -------      -------
   Total Noninterest Expense                       10,198       10,039
                                                  -------      -------

 INCOME BEFORE INCOME TAX PROVISION                 4,186        3,619
  Income Tax Provision                              1,351        1,145
                                                  -------      -------
 NET INCOME                                       $ 2,835      $ 2,474
                                                  =======      =======

 NET INCOME PER SHARE:
  Net Income Per Share - basic                    $  0.16      $  0.14
  Net Income Per Share - diluted                  $  0.16      $  0.14

                       First Security Group, Inc
                   Consolidated Financial Highlights
                              (unaudited)

                     (in thousands, except per share amounts
                        and full-time equivalent employees)
           ------------------------------------------------------------

           1st Quarter  4th Quarter 3rd Quarter 2nd Quarter 1st Quarter
               2007        2006        2006        2006        2006
            ----------  ----------  ----------  ----------  ----------
 Earnings:

 Net interest
  income    $   11,864  $   11,892  $   12,156  $   12,169  $   11,765
 Provision
  for loan
  losses    $      417  $      441  $      600  $      600  $      543
 Non-interest
  income    $    2,937  $    2,739  $    2,776  $    2,666  $    2,436
 Non-interest
  expense   $   10,198  $    9,871  $   10,031  $   10,076  $   10,039
 Net income $    2,835  $    2,916  $    2,906  $    2,816  $    2,474

 Earnings -
  Normalized:

 Non-interest
  operating
  income(1) $    2,937  $    2,739  $    2,776  $    2,666  $    2,436
 Non-interest
  operating ex-
  pense(1)  $   10,198  $    9,807  $   10,031  $   10,076  $   10,039
 Net operating
  income, net
  of tax(1) $    2,835  $    2,960  $    2,906  $    2,816  $    2,474

 Per Share
  Data:

 Net income,
  basic     $     0.16  $     0.17  $     0.17  $     0.16  $     0.14
 Net income,
  diluted   $     0.16  $     0.17  $     0.16  $     0.16  $     0.14
 Cash
  dividends
  declared  $     0.05  $     0.05  $     0.03  $     0.03  $     0.03
 Book value $     8.28  $     8.15  $     7.98  $     7.85  $     7.86
 Tangible
  book
  value     $     6.52  $     6.39  $     6.20  $     6.04  $     6.04

 Per Share
  Data -
  Normalized:

 Net operating
  income,
  basic(1)  $     0.16  $     0.17  $     0.17  $     0.16  $     0.14
 Net operating
  income, di-
  luted(1)  $     0.16  $     0.17  $     0.16  $     0.16  $     0.14

 Performance
  Ratios:

 Return on
  average
  assets          1.00%       1.04%       1.06%       1.06%       0.95%
 Return on
  average
  equity          7.78%       8.15%       8.31%       8.09%       7.11%
 Return on
  average
  tangible
  assets          1.02%       1.07%       1.09%       1.09%       0.98%
 Return on
  average
  tangible
  equity          9.90%      10.44%      10.74%      10.49%       9.21%
 Net interest
  margin,
  taxable
  equivalent      4.86%       4.84%       5.05%       5.27%       5.27%
 Efficiency
  ratio          68.90%      67.47%      67.18%      67.92%      70.69%
 Non-interest
  income to
  net interest
  income and
  non-interest
  income         19.84%      18.72%      18.59%      17.97%      17.15%

 Performance
  Ratios -
  Normalized:

 Operating
  return on
  average
  assets(1)       1.00%       1.06%       1.06%       1.06%       0.95%
 Operating
  return on
  average
  equity(1)       7.78%       8.27%       8.31%       8.09%       7.11%
 Operating
  return on
  average
  tangible
  assets(1)       1.02%       1.09%       1.09%       1.09%       0.98%
 Operating
  return on
  average
  tangible
  equity(1)       9.90%      10.60%      10.74%      10.49%       9.21%
 Core
  efficiency
  ratio(2)       66.09%      62.46%      63.84%      64.45%      66.07%

 Capital &
  Liquidity:

 Total equity
  to total
  assets         12.76%      12.82%      12.75%      12.65%      13.01%
 Tangible
  equity to
  tangible
  assets         10.33%      10.33%      10.19%      10.03%      10.30%
 Total loans
  to total
  deposits       93.27%      91.93%      90.39%      88.19%      86.87%

 Asset Quality:

 Net charge-
  offs      $      211  $      303  $      914  $      468  $      531
 Net loans
  charged-
  off to
  average
  loans,
  annualized      0.10%       0.15%       0.45%       0.24%       0.28%
 Non-accrual
  loans     $    1,755  $    2,653  $      679  $      696  $    1,119
 Other real
  estate
  owned     $    2,796  $    1,982  $    2,298  $    1,986  $    2,110
 Repossessed
  assets    $    1,734  $    2,231  $    1,556  $      995  $    1,251
 Non-per-
  forming
  assets
  (NPA)     $    6,285  $    6,866  $    4,533  $    3,677  $    4,480
 NPA to
  total
  assets          0.55%       0.61%       0.41%       0.34%       0.42%
 Loans 90
  days past
  due       $    1,640  $    1,325  $    1,593  $    2,011  $      904
 NPA + loans
  90 days
  past due
  to total
  assets          0.69%       0.72%       0.55%       0.52%       0.51%
 Allowance for
  loan losses
  to total
  loans           1.18%       1.18%       1.19%       1.28%       1.32%
 Allowance for
  loan losses
  to NPA        161.56%     145.21%     217.56%     277.54%     225.51%

 Period End
  Balances:

 Loans      $  863,940  $  847,593  $  825,745  $  800,213  $  766,622
 Intangible
  assets    $   31,077  $   31,341  $   31,597  $   31,729  $   32,026
 Assets     $1,147,529  $1,129,803  $1,110,065  $1,089,332  $1,062,009
 Deposits   $  926,313  $  922,001  $  913,585  $  907,355  $  882,492
 Stock-
  holders'
  equity    $  146,399  $  144,788  $  141,544  $  137,791  $  138,141
 Common stock
  market capi-
  taliza-
  tion      $  201,176  $  204,796  $  204,434  $  203,684  $  194,193
 Full-time
  equivalent
  employees        369         369         360         355         361
 Shares
  outstanding   17,678      17,762      17,746      17,559      17,574

 Average
  Balances:

 Loans      $  855,569  $  834,494  $  812,611  $  785,397  $  753,872
 Intangible
  assets    $   31,220  $   31,482  $   31,635  $   31,897  $   31,784
 Earning
  assets    $1,010,315  $  996,189  $  973,950  $  948,049  $  924,752
 Assets     $1,137,915  $1,120,233  $1,094,474  $1,066,523  $1,043,280
 Deposits   $  920,718  $  907,284  $  897,739  $  883,351  $  860,499
 Stock-
  holders'
  equity    $  145,778  $  143,161  $  139,872  $  139,315  $  139,281
 Shares out-
  standing,
  basic - wtd   17,241      17,216      17,218      17,342      17,489
 Shares out-
  standing,
  diluted
  - wtd         17,641      17,600      17,629      17,759      17,852

                                                       YTD
                                                     March 31,
                                             ------------------------
                                                 2007       2006
                                             ----------    ----------
 Earnings:

 Net interest income                         $   11,864    $   11,765
 Provision for loan losses                   $      417    $      543
 Non-interest income                         $    2,937    $    2,436
 Non-interest expense                        $   10,198    $   10,039
 Net income                                  $    2,835    $    2,474

 Earnings - Normalized:

 Non-interest operating income(1)            $    2,937    $    2,436
 Non-interest operating expense(1)           $   10,198    $   10,039
 Net operating income, net of tax(1)         $    2,835    $    2,474

 Per Share Data:

 Net income, basic                           $     0.16    $     0.14
 Net income, diluted                         $     0.16    $     0.14
 Cash dividends declared                     $     0.05    $     0.03
 Book value                                  $     8.28    $     7.86
 Tangible book value                         $     6.52    $     6.04

 Per Share Data - Normalized:

 Net operating income, basic(1)              $     0.16    $     0.14
 Net operating income, diluted(1)            $     0.16    $     0.14

 Performance Ratios:

 Return on average assets                          1.00%         0.95%
 Return on average equity                          7.78%         7.11%
 Return on average tangible assets                 1.02%         0.98%
 Return on average tangible equity                 9.90%         9.21%
 Net interest margin, taxable equivalent           4.86%         5.27%
 Efficiency ratio                                 68.90%        70.69%
 Non-interest income to net interest
  income and non-interest income                  19.84%        17.15%

 Performance Ratios - Normalized:

 Operating return on average assets(1)             1.00%         0.95%
 Operating return on average equity(1)             7.78%         7.11%
 Operating return on average
  tangible assets(1)                               1.02%         0.98%
 Operating return on average
  tangible equity(1)                               9.90%         9.21%
 Core efficiency ratio(2)                         66.09%        66.07%

 Capital & Liquidity:

 Total equity to total assets                     12.76%        13.01%
 Tangible equity to tangible assets               10.33%        10.30%
 Total loans to total deposits                    93.27%        86.87%

 Asset Quality:

 Net charge-offs                             $      211    $      531
 Net loans charged-off to average loans,
  annualized                                       0.10%         0.28%
 Non-accrual loans                           $    1,755    $    1,119
 Other real estate owned                     $    2,796    $    2,110
 Repossessed assets                          $    1,734    $    1,251
 Non-performing assets (NPA)                 $    6,285    $    4,480
 NPA to total assets                               0.55%         0.42%
 Loans 90 days past due                      $    1,640    $      904
 NPA + loans 90 days past due to total assets      0.69%         0.51%
 Allowance for loan losses to total loans          1.18%         1.32%
 Allowance for loan losses to NPA                161.56%       225.51%

 Period End Balances:

 Loans                                       $  863,940    $  766,622
 Intangible assets                           $   31,077    $   32,026
 Assets                                      $1,147,529    $1,062,009
 Deposits                                    $  926,313    $  882,492
 Stockholders' equity                        $  146,399    $  138,141
 Common stock market capitalization          $  201,176    $  194,193
 Full-time equivalent employees                     369           361
 Shares outstanding                              17,678        17,574

 Average Balances:

 Loans                                       $  855,569    $  753,872
 Intangible assets                           $   31,220    $   31,784
 Earning assets                              $1,010,315    $  924,752
 Assets                                      $1,137,915    $1,043,280
 Deposits                                    $  920,718    $  860,499
 Stockholders' equity                        $  145,778    $  139,281
 Shares outstanding, basic - wtd                 17,241        17,489
 Shares outstanding, diluted - wtd               17,641        17,852

 (1) These amounts and ratios are calculated using net operating income (net of tax) which excludes certain non-recurring items.
     Since these items and their impact on First Security's
     performance are difficult to predict, management believes
     presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First
     Security's core business. Refer to the following non-GAAP
     reconciliation table for a detail of the non-recurring items.

 (2) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (1) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                       First Security Group, Inc
                     Non-GAAP Reconciliation Table

                            (in thousands, except per share data)
                       -----------------------------------------------
                       1st Qtr   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr
                         2007      2006      2006      2006      2006
                       -------   -------   -------   -------   -------
 Return on average
  assets                  1.00%     1.04%     1.06%     1.06%     0.95%
   Effect of intangible
   assets                 0.02%     0.03%     0.03%     0.03%     0.03%
                       -------   -------   -------   -------   -------
 Return on average
  tangible assets         1.02%     1.07%     1.09%     1.09%     0.98%
                       =======   =======   =======   =======   =======

 Return of average
  equity                  7.78%     8.15%     8.31%     8.09%     7.11%
   Effect of intangible
    assets                2.12%     2.29%     2.43%     2.40%     2.10%
                       -------   -------   -------   -------   -------
 Return on average
  tangible equity         9.90%    10.44%    10.74%    10.49%     9.21%
                       =======   =======   =======   =======   =======

 Return on average
  assets                  1.00%     1.04%     1.06%     1.06%     0.95%
   Effect of non-
    recurring items         --      0.02%       --        --        --
                       -------   -------   -------   -------   -------
 Operating return on
  average assets          1.00%     1.06%     1.06%     1.06%     0.95%
   Effect of average
    intangible assets     0.02%     0.03%     0.03%     0.03%     0.03%
                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  assets                  1.02%     1.09%     1.09%     1.09%     0.98%
                       =======   =======   =======   =======   =======

 Return on average
  equity                  7.78%     8.15%     8.31%     8.09%     7.11%
   Effect of non-
    recurring items         --      0.12%       --        --        --
                       -------   -------   -------   -------   -------
 Operating return on
  average equity          7.78%     8.27%     8.31%     8.09%     7.11%
   Effect on average
    intangible assets     2.12%     2.33%     2.43%     2.40%     2.10%
                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  equity                  9.90%    10.60%    10.74%    10.49%     9.21%
                       =======   =======   =======   =======   =======

 Total equity to total
  assets                 12.76%    12.82%    12.75%    12.65%    13.01%
   Effect of intangible
    assets               -2.43%    -2.49%    -2.56%    -2.62%    -2.71%
                       -------   -------   -------   -------   -------
 Tangible equity to
  tangible assets        10.33%    10.33%    10.19%    10.03%    10.30%
                       =======   =======   =======   =======   =======

 Efficiency ratio        68.90%    67.47%    67.18%    67.92%    70.69%
  Effect of non-
   recurring items          --     -0.44%       --        --        --
  Effect of non-cash
   items                 -1.70%    -3.44%    -2.29%    -2.23%    -3.41%
  Effect of net interest
   income, tax equiva-
   lent adjustment       -1.11%    -1.13%    -1.05%    -1.24%    -1.21%
                       -------   -------   -------   -------   -------
 Core efficiency ratio   66.09%    62.46%    63.84%    64.45%    66.07%
                       =======   =======   =======   =======   =======

 Non-interest income   $ 2,937   $ 2,739   $ 2,776   $ 2,666   $ 2,436
                       -------   -------   -------   -------   -------
 Non-interest
  operating income     $ 2,937   $ 2,739   $ 2,776   $ 2,666   $ 2,436
                       =======   =======   =======   =======   =======

 Non-interest expense  $10,198   $ 9,871   $10,031   $10,076   $10,039
  Corporate head-
   quarters relocation
   costs                    --       (64)       --        --        --
                       -------   -------   -------   -------   -------
 Non-interest operating
  expense              $10,198   $ 9,807   $10,031   $10,076   $10,039
                       =======   =======   =======   =======   =======

 Net income            $ 2,835   $ 2,916   $ 2,906   $ 2,816   $ 2,474
  Non-recurring
   expenses, net of tax     --        44        --        --        --
                       -------   -------   -------   -------   -------
 Net operating income,
  net of tax           $ 2,835   $ 2,960   $ 2,906   $ 2,816   $ 2,474
                       =======   =======   =======   =======   =======

 Per Share Data
 Book value            $  8.28   $  8.15   $  7.98   $  7.85   $  7.86
  Effect of intangible
   assets                (1.76)    (1.76)    (1.78)    (1.81)    (1.82)
                       -------   -------   -------   -------   -------
 Tangible book value   $  6.52   $  6.39   $  6.20   $  6.04   $  6.04
                       =======   =======   =======   =======   =======

 Net income, basic     $  0.16   $  0.17   $  0.17   $  0.16   $  0.14
  Effect of extra-
   ordinary and non-
   recurring items,
   net of tax               --        --        --        --        --
                       -------   -------   -------   -------   -------
 Net operating income,
  basic                $  0.16   $  0.17   $  0.17   $  0.16   $  0.14
                       =======   =======   =======   =======   =======

 Net income, diluted   $  0.16   $  0.17   $  0.16   $  0.16   $  0.14
  Effect of extra-
   ordinary and non-
   recurring items, net
   of tax                   --        --        --        --        --
                       -------   -------   -------   -------   -------
 Net operating income,
  diluted              $  0.16   $  0.17   $  0.16   $  0.16   $  0.14
                       =======   =======   =======   =======   =======

 Supplemental Data                      (in thousands)
                       -----------------------------------------------
 Allowance for loan
  losses               $10,154   $ 9,970   $ 9,862   $10,205   $10,103
 Net interest income,
  tax equivalent       $12,107   $12,152   $12,398   $12,453   $12,022
 Amortization of
  intangibles          $   265   $   256   $   323   $   326   $   341
 (Gain) Loss on sales
  of available-for-sale
   securities and
   corporate stock, net$    --   $    (7)  $    --   $    --   $    --
 (Gain) Loss on trading
  assets, net          $  (139)  $    --   $    --   $    --   $    --
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and
  equipment            $  (188)  $  (178)  $  (219)  $  (121)  $  (100)
 Losses on foreclosed
  and repossessed
  property and premises
  and equipment        $     7   $   301   $    63   $    39   $    11
 Write-downs on
  foreclosed and
  repossessed property $   199   $    64   $    98   $    45   $   200

                                                (in thousands, except
                                                    per share data)
                                                 -------------------
                                                     Year-to-Date
                                                       March 31,
                                                   2007        2006
                                                 -------     -------
 Return on average assets                           1.00%       0.95%
   Effect of intangible assets                      0.02%       0.03%
                                                 -------     -------
 Return on average tangible assets                  1.02%       0.98%
                                                 =======     =======

 Return of average equity                           7.78%       7.11%
   Effect of intangible assets                      2.12%       2.10%
                                                 -------     -------
 Return on average tangible equity                  9.90%       9.21%
                                                 =======     =======

 Return on average assets                           1.00%       0.95%
   Effect of non-recurring items                      --          --
                                                 -------     -------
 Operating return on average assets                 1.00%       0.95%
   Effect of average intangible assets              0.02%       0.03%
                                                 -------     -------
 Operating return on average tangible assets        1.02%       0.98%
                                                 =======     =======

 Return on average equity                           7.78%       7.11%
   Effect of non-recurring items                      --          --
                                                 -------     -------
 Operating return on average equity                 7.78%       7.11%
   Effect on average intangible assets              2.12%       2.10%
                                                 -------     -------
 Operating return on average tangible equity        9.90%       9.21%
                                                 =======     =======

 Total equity to total assets                      12.76%      13.01%
   Effect of intangible assets                    -2.43%      -2.71%
                                                 -------     -------
 Tangible equity to tangible assets                10.33%      10.30%
                                                 =======     =======

 Efficiency ratio                                  68.90%      70.69%
   Effect of non-recurring items                      --          --
   Effect of non-cash items                       -1.70%      -3.41%
   Effect of net interest income,
    tax equivalent adjustment                     -1.11%      -1.21%
                                                 -------     -------
 Core efficiency ratio                             66.09%      66.07%
                                                 =======     =======

 Non-interest income                             $ 2,937     $ 2,436
                                                 -------     -------
 Non-interest operating income                   $ 2,937     $ 2,436
                                                 =======     =======

 Non-interest expense                            $10,198     $10,039
   Corporate headquarters relocation costs            --          --
                                                 -------     -------
 Non-interest operating expense                  $10,198     $10,039
                                                 =======     =======

 Net income                                      $ 2,835     $ 2,474
   Non-recurring expenses, net of tax                 --          --
                                                 -------     -------
 Net operating income, net of tax                $ 2,835     $ 2,474
                                                 =======     =======

 Per Share Data
 Book value                                      $  8.28     $  7.86
   Effect of intangible assets                     (1.76)      (1.82)
                                                 -------     -------
 Tangible book value                             $  6.52     $  6.04
                                                 =======     =======

 Net income, basic                               $  0.16     $  0.14
  Effect of extraordinary and
   non-recurring items, net of tax                    --          --
                                                 -------     -------
 Net operating income, basic                     $  0.16     $  0.14
                                                 =======     =======

 Net income, diluted                             $  0.16     $  0.14
  Effect of extraordinary and
   non-recurring items, net of tax                    --          --
                                                 -------     -------
 Net operating income, diluted                   $  0.16     $  0.14
                                                 =======     =======

 Supplemental Data                                  (in thousands)
                                                 -------------------
 Allowance for loan losses                       $10,154     $10,103
 Net interest income, tax equivalent             $12,107     $12,022
 Amortization of intangibles                     $   265     $   341
 (Gain) Loss on sales of available-
  for-sale securities and corporate stock, net   $    --     $    --
 (Gain) Loss on trading assets, net              $  (139)    $    --
 Gain on foreclosed and repossessed property,
  leased equipment, and premises and equipment   $  (188)    $  (100)
 Losses on foreclosed and repossessed property
  and premises and equipment                     $     7     $    11
 Write-downs on foreclosed and repossessed
  property                                       $   199     $   200

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr., EVP & CFO
            (423) 308-2070
            clusk@FSGBank.com